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                                                                     Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT
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        Name                       Jurisdiction of Organization                         Ownership
-----------------------            -----------------------------           ------------------------------------
   James Monroe Bank                          Virginia                                     100%
James Monroe Statutory                       Connecticut                   100% of the common voting securities
       Trust I
James Monroe Statutory                       Connecticut                   100% of the common voting securities
      Trust II

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